UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Clopper Road, Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on February 24, 2025, Altimmune, Inc.’s (the “Company’s”) former Chief Medical Officer, Dr. Scott Harris, provided the Company advance notice of his intention to retire from Altimmune as of February 28, 2026 (the “Separation Date”). On September 29, 2025, the Company announced that Christophe Arbet-Engels, MD, PhD joined the Company as Chief Medical Officer, effective October 1, 2025 and that Dr. Harris will remain with the Company as a Senior Strategic Advisor through the Separation Date.

On October 1, 2025, the Company and Dr. Harris entered into a Transitional Services and Release Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Dr. Harris will step down from his role as the Company’s Chief Medical Officer, effective October 1, 2025 (the “Transition Date”, and the period of time between the Transition Date and the Separation Date, the “Transition Period”), and will continue as an employee of the Company in a transitional role as a Senior Strategic Advisor through the Separation Date.

During the Transition Period, Dr. Harris will, among other things, assist in transitioning his duties to the new Chief Medical Officer and provide such other transitional services as the Company reasonably requests. Pursuant to the Transition Agreement, Dr. Harris will (i) continue to receive his current salary and benefits during the Transition Period, (ii) be entitled to the continued vesting of all outstanding equity awards through the Separation Date; (iii) receive an extension of the time period during which he is eligible to exercise his vested stock options until the 12 month anniversary of the Separation Date; and (iv) remain eligible to receive a full cash bonus for fiscal year 2025, subject to bonus criteria achievement as determined by the Board and his full compliance with the Transition Agreement.

The payments and benefits described above are subject to Dr. Harris’ non-revocation of a general release of claims in favor of the Company and continued compliance with the terms of the Transition Agreement, including customary restrictive covenants.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ Gregory Weaver
Name: Gregory Weaver
Title: Chief Financial Officer

Dated: October 3, 2025